EXHIBIT 10.5

CURATECH INDUSTRIES, INC.
6337 Highland Drive, #1053
Salt Lake City, Utah 84121

January 5, 2007

Robert N. Wilkinson, Esq.
60 East South Temple, Suite 1200
Salt Lake City, Utah 84111

Re:	Agreement to Accept CuraTech Industries, Inc. CommonStock as Payment for Legal Services Rendered

Dear Mr. Wilkinson:

This letter will confirm your agreement to accept 20,000 shares of CuraTech Industries, Inc. common stock, to be registered on a Form S-8 registration statement, for legal services provided and to be provided by you to CuraTech Industries, Inc. (“CuraTech”).

The issuance of these 20,000 shares of CuraTech common stock shall be to compensate you in full for all past services as well as some future services.

This letter will confirm that you have provided bona fide legal services to CuraTech, and that the services you have provided, and will provide to CuraTech, for which you are receiving shares of CuraTech common stock, are not services in connection with the offer or sale of CuraTech’s securities in a capital raising transaction or services to directly or indirectly promote or maintain a market for CuraTech’s securities.

If this letter correctly reflects the agreement between CuraTech Industries, Inc. and you, please sign below acknowledging your agreement, and return the signed original of this letter to CuraTech Industries, Inc.

Sincerely,

CURATECH INDUSTRIES, INC.

By /s/ Lincoln Dastrup____________________
Lincoln Dastrup, CEO

ACCEPTANCE

I, Robert N. Wilkinson, hereby agree to accept 20,000 shares of CuraTech common stock as compensation for all past, and some future, legal services which I have provided or will provide to CuraTech. I hereby represent and warrant to CuraTech that the services which I have provided, or will provide, to CuraTech, for which I am receiving shares of CuraTech common stock, are not services in connection with the offer or sale of CuraTech’s securities in a capital raising transaction or services to directly or indirectly promote or maintain a market for CuraTech’s securities.

January 5, 2007	/s/ Robert N. Wilkinson
Robert N. Wilkinson